UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 14, 2006
RTW, Inc.
(Exact name of registrant as specified in its charter)
Minnesota
(State or other jurisdiction of incorporation)

0-25508	41-1440870
(Commission File Number)	(I.R.S. Employer Identification No.)
8500 Normandale Lake Blvd., Suite 1400
Bloomington, MN 55437
(Address of principal executive offices and Zip Code)
(952) 893-0403
Registrant’s telephone number, including area code
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 — Entry Into A Material Definitive Agreement
Item 8.01 Other Events
SIGNATURES

Item 1.01 — Entry Into A Material Definitive Agreement
Amendment to the RTW, Inc. 1994 and 2005 Stock Plans
The shareholders, at the June 14, 2006 Annual Meeting of Shareholders, approved amendments to the RTW, Inc. 1994 and 2005 Stock Plans eliminating the automatic stock option grants to directors under these Plans.
Compensation to Non-employee Directors
On June 14, 2006, each non-employee director of RTW, Inc., other than the Chairman Emeritus David C. Prosser and Lyron L. Bentovim, was issued a non-qualified option under the RTW Inc, 2005 Stock Plan to purchase 4,000 shares of common stock at a price of $10.87, expiring in ten years, vesting over three years beginning one year from the date of grant. The options expire one year after the individual ceases to be a director. Directors receiving option grants were John O. Goodwyne, Gregory D. Koschinska, William J. Deters, Vina L. Marquart and John W. Prosser. In lieu of receiving an annual option grant to non-employee directors, David C. Prosser and Lyron L. Bentovim will receive the cash value of these options, payable in equal installments on the same vesting schedule as the non-employee directors stock option grants.
Item 8.01 Other Events
Election of Directors
The shareholders, at the June 14, 2006 Annual Meeting of Shareholders, re-elected John O. Goodwyne, and David C. Prosser as directors to serve until the 2009 Annual Meeting of Shareholders, and elected Lyron L. Bentovim as director to serve until the 2008 Annual Meeting of Shareholders.
The Board of Directors appointed directors to Board Committees as set forth below:

Governance/
	Audit	Compensation	Nominating
	Committee	Committee	Committee
John O. Goodwyne	X		X
Gregory D. Koschinska	Chair	X	X
William J. Deters	X	X	Chair
Vina L. Marquart		Chair	X
Lyron L. Bentovim	X	X
Ratification of Ernst & Young LLP as Independent Registered Public Accountants
The shareholders, at the June 14, 2006 Annual Meeting of Shareholders, ratified the appointment of Ernst & Young, LLP as the independent registered public accountants for the Company for the year ending December 31, 2006.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RTW, Inc.

Dated: June 14, 2006	By	/s/ Jeffrey B. Murphy

Jeffrey B. Murphy
President and Chief Executive Officer
(Principal Executive Officer)